Eaton Corporation
Third Quarter 2006 Report on Form 10-Q
Item 6
Exhibit 32.2
Certification
This written statement is submitted in accordance with Section 906 of the Sarbanes-Oxley Act of 2002. It accompanies Eaton Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (“10-Q Report”).
I hereby certify that, based on my knowledge, the 10-Q Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C 78m), and information contained in the 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of Eaton Corporation and its consolidated subsidiaries.

Date: November 3, 2006	/s/ Richard H. Fearon Richard H. Fearon
Executive Vice President -
Chief Financial and Planning Officer

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